Evolus Reports Third Quarter 2021 Results and Provides Business Update
•Record Quarter: U.S. Net Revenue Grew 58% Year-over-Year to $26.7 Million
•$107.8 Million Cash Position at Quarter-End
•Initiated Jeuveau® “Extra Strength” Phase II Clinical Program
to Demonstrate Extended Duration
NEWPORT BEACH, Calif., November 2, 2021 -- Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the third quarter ended September 30, 2021 and provided a business update.
“We reported record sales of Jeuveau® in the third quarter during what is typically the seasonally lowest sales quarter of the year for the market,” said David Moatazedi, President and Chief Executive Officer. “This strong performance reflects increasing momentum and positions Evolus for a great finish to 2021. Our commercial efforts are now in full swing, and we are seeing accelerated growth trends resulting from our co-branded marketing program.”
The company believes its unique marketing strategy, primarily focused on targeted co-branded advertising, was a key catalyst for the increase in third quarter revenue. During the quarter, Evolus created greater Jeuveau® awareness with over 850 unique co-branded marketing campaigns across the United States, which generated more than 395 million media impressions. The company also observed accelerating trends for new accounts and consumers in the Evolus loyalty program.
•Accounts purchasing Jeuveau® increased by 500 in the third quarter to more than 6,500 total customers; new customer accounts were up by 1,000 year-to-date.
•Consumers in the Evolus loyalty program doubled to 240,000 registrants year-to-date through October1.
Moatazedi continued, “With our strong commercial ramp underway we are now investing in a Phase II program to study an ‘extra strength’ dose for extended duration of Jeuveau®, as announced separately today. Given our aesthetics-only business model, Evolus is uniquely positioned to capitalize on opportunity, which should further position us for continued market share gains.”
Third Quarter 2021 Highlights and Recent Corporate Developments
•U.S. Jeuveau® net revenues were $26.7 million, up 58% compared to the third quarter of 2020, with a majority of the increase driven by higher volumes; 5% U.S. net revenue sequential growth compared to the second quarter of 2021 reflects continued market share gains during the typically lowest quarter.
•Initiated a Phase II program evaluating “extra strength” dose of Jeuveau® for extended duration
◦Increased clinical duration in a 900 kDa complex has been shown in published clinical data2
◦Study initiation activity already begun with the first patient expected to be enrolled in Q1 2022
◦Study completion is expected in the first half of 2023
•European introduction of Nuceiva® remains on track for early 2022, representing an estimated $470 million botulinum toxin market3 opportunity in 2022.
Third Quarter 2021 Financial Results

•U.S. net revenues in the third quarter of 2021 increased 58% compared to the third quarter of 2020. Total net revenues increased 51% to $26.7 million from $17.7 million in the third quarter of 2020. Revenue in the third quarter of 2020 included $0.7 million of international service revenue.
•Gross profit margin and adjusted gross profit margin were 54.2% and 56.9%, respectively. Based on its current performance and promotional plans for the fourth quarter of 2021, the company is reiterating its full year 2021 adjusted gross profit margin target of 54% to 57%. Adjusted gross profit margin excludes amortization of intangibles and the settlement payment from Daewoong. Beginning in the fourth quarter of 2022, settlement royalty rates decrease resulting in an adjusted gross margin target expected to exceed 70%.
•GAAP operating expenses increased 73% to $45.8 million from $26.4 million in the third quarter of 2020, primarily due to settlement royalties, higher investments in targeted co-branded advertising and increased expense from the revaluation of the contingent royalty obligation payable to Evolus Founders, all in the third quarter of 2021. Specifics included:
◦Product cost of sales (excluding amortization of intangible assets) of $11.5 million, which was $6.6 million higher than the $4.9 million included in the third quarter of 2020, primarily due to $5.0 million in settlement royalties net of partner contribution recorded in the third quarter of 2021 and increased product costs due to higher sales volumes.
◦Selling, general and administrative expenses of $31.7 million, an increase of $9.8 million compared to $21.9 million in the third quarter of 2020, driven primarily by investments in co-branded marketing activities.
◦Research and development expenses of $0.3 million, decreased from $0.4 million in the third quarter of 2020.
◦Revaluation of contingent royalty obligation payable to Evolus Founders, stock-based compensation expense and depreciation and amortization expense totaling $4.8 million, as compared to $2.2 million in the third quarter of 2020.
•Non-GAAP operating expenses increased 69% to $41.0 million from $24.2 million in the third quarter of 2020. Non-GAAP operating expenses included product cost of sales of $11.5 million in the third quarter of 2021 as compared to $4.9 million in the third quarter of 2020.
•GAAP loss from operations increased 117% to $19.1 million from $8.8 million in the third quarter of 2020.
•Non-GAAP loss from operations increased 120% to $14.3 million from $6.5 million in the third quarter of 2020.
•Cash and cash equivalents at September 30, 2021 were $107.8 million, compared to $131.7 million at June 30, 2021. During the third quarter of 2021, the company made its first milestone payment of $15.0 million under the settlement agreements executed in the first quarter of 2021.
•For the third quarter ended September 30, 2021, the company had approximately 55.0 million weighted average shares of common stock outstanding.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 9:00 a.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of the Evolus website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13724331. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of the Evolus website at www.evolus.com.

About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. Approved in 2019 by the U.S. Food and Drug Administration, Jeuveau® (prabotulinumtoxinA-xvfs) is the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at www.evolus.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi regarding the effect of recent events on the company's trends, expectations on the effect of the Company’s loyalty program, conduct, timing and results of the company’s proposed Phase II clinical trial, the potential performance profile of an extra-strength dose, including longer duration, effectiveness of the company’s pricing flexibility, statements about the European launch and the potential market opportunity thereof, and statements regarding the company’s financial outlook related to its gross profit margin and adjusted gross profit margin profile. Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, the ability to successfully complete the Phase II clinical trial, ability to achieve FDA approval and ultimate commercial acceptability and pricing for an “extra strength” Jeuveau® dose, including the effect on our pricing, discounts we may offer to our customers and the volume of purchases by our customers, the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 as filed with the Securities and Exchange Commission on August 4, 2021 and in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that we expect to file with the Securities and Exchange Commission on or about November 2, 2021. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding the one-time settlement payment from Daewoong and amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude, as applicable, (i) one-time settlement payment from Daewoong, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the settlement payment from Daewoong, and the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses, and non-GAAP loss from operations, will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin” and “Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to Non-GAAP Operating Expenses and Non-GAAP Loss from Operations” in the financial schedules below.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co., Ltd

1 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through October 25, 2021.
2 Kaufman-Janette, J., Cox, S. E., Dayan, S., & Joseph, J. (2021). Botulinum Toxin Type A for Glabellar Frown Lines: What Impact of Higher Doses on Outcomes?. Toxins, 13(7), 494. https://doi.org/10.3390/toxins13070494
3 Estimated total botulinum toxin market value for Europe in 2022; Clarivate Aesthetic Injectables Market Insights (November 2020)

Evolus, Inc. Contacts:
Investor/Media Contact:
David K. Erickson
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product revenue, net	$26,677	$16,923	$64,314	$35,225
Service revenue	—	738	702	738
Total net revenues	26,677	17,661	65,016	35,963

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	11,490	4,854	27,700	11,021
Settlement payment from Daewoong	—	—	(25,500)	—
Selling, general and administrative	31,685	21,944	78,834	70,796
Research and development	301	350	1,641	1,003
Revaluation of contingent royalty obligation payable to Evolus Founders	1,400	(2,471)	4,049	(9,922)
Depreciation and amortization	923	1,744	4,702	5,151
Restructuring costs	—	—	—	2,956
Total operating expenses	45,799	26,421	91,426	81,005
Loss from operations	(19,122)	(8,760)	(26,410)	(45,042)
Other income (expense):
Interest income	—	32	1	630
Interest expense	(311)	(2,758)	(1,256)	(7,680)
Loss from extinguishment of debts, net	—	—	(968)	—
Loss before income taxes:	(19,433)	(11,486)	(28,633)	(52,092)
Income tax (benefit) expense	—	(27)	—	227
Net loss	$(19,433)	$(11,459)	$(28,633)	$(52,319)
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net of tax	—	(16)	—	(3)
Comprehensive loss	$(19,433)	$(11,475)	$(28,633)	$(52,322)
Net loss per share, basic and diluted	$(0.35)	$(0.34)	$(0.60)	$(1.55)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	55,007	33,749	47,818	33,734

Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2021	December 31, 2020
Balance Sheet Data:
Cash and cash equivalents	$107,796	$102,562
Short-term investments	—	5,000
Total cash, cash equivalents and short-term investments	$107,796	$107,562

Term loan, net of discounts and issuance costs	$—	$74,384
Convertible note	—	40,506
Total debt	$—	$114,890

Working capital	$67,041	$(52,636)
Total assets	$215,220	$209,068
Total current liabilities	$71,303	$180,248
Total liabilities	$117,816	$282,026
Accumulated deficit	$(404,705)	$(376,072)
Total stockholders’ equity (deficit)	$97,404	$(72,958)

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total net revenues	$26,677	$17,661	$65,016	$35,963
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	11,490	4,854	27,700	11,021
Settlement payment from Daewoong	—	—	(25,500)	—
Amortization of distribution right intangible asset	739	739	2,200	2,216
Total cost of sales	12,229	5,593	4,400	13,237
Gross profit	14,448	12,068	60,616	22,726
Gross profit margin	54.2%	68.3%	93.2%	63.2%
Add: Settlement payment from Daewoong	—	—	(25,500)	—
Add: Amortization of distribution right intangible asset	739	739	2,200	2,216
Adjusted gross profit	$15,187	$12,807	$37,316	$24,942
Adjusted gross profit margin	56.9%	72.5%	57.4%	69.4%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP operating expense	$45,799	$26,421	$91,426	$81,005
GAAP loss from operations	$19,122	$8,760	$26,410	$45,042
Adjustments:
Settlement payment from Daewoong	—	—	(25,500)	—
Revaluation of contingent royalty obligation payable to Evolus Founders	1,400	(2,471)	4,049	(9,922)
Stock-based compensation:
Included in selling, general and administrative	2,399	2,924	6,784	7,802
Included in research and development	77	28	143	152
Depreciation and amortization	923	1,744	4,702	5,151
Non-GAAP operating expense	$41,000	$24,196	$101,248	$77,822
Non-GAAP loss from operations	$14,323	$6,535	$36,232	$41,859